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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)    October 24, 2001
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                            ON TECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       0-26376                                            04-3162846
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(Commission File Number)                       (IRS Employer Identification No.)



                                  Waltham Woods
                          880 Winter Street, Building 4
                             Waltham, MA 02451-1449
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                    (Address Of Principal Executive Offices)

                                 (781) 487-3300
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5:  OTHER EVENTS

         ON Technology Corporation ("ON") reports the completion of a $5 million private placement of common stock to four institutional investors: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. (collectively, the "Investors"). The Investors purchased an aggregate of 6,024,096 shares of ON's common stock, at a price of $.83 per share. See attached press release issued on October 25, 2001, the Purchase Agreement and the Registration Rights Agreement, all of which are, by this reference, incorporated herein.


ITEM 7:  EXHIBITS TO FORM 8-K

         1. Purchase Agreement by and among ON Technology Corporation, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., dated October 24, 2001.

         2. Registration Rights Agreement by and among ON Technology Corporation, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., dated October 24, 2001.

         3.   ON Technology Corporation Press Release dated October 25, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ON Technology Corporation
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                                                  (Registrant)


Date:  November 2, 2001                     By: /s/ Steven R. Wasserman
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                                                Steven R. Wasserman
                                                Vice President and
                                                Chief Financial Officer